UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of `1934

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Definitive Information Statement

FRESH START PRIVATE MANAGEMENT, INC.
(Name of Registrant As Specified in Charter)

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FRESH START PRIVATE MANAGEMENT, INC.
601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved: (i) an amendment to the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "Fresh Start Private Management, Inc." to " BioCorRx Inc.

These actions were approved by written consent on November 26, 2013 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Nevada Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of November 26, 2013, have approved the Name Change Amendment as determined was in the best interest of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about December 21, 2013.

For the Board of Directors

By:	/s/ Kent Emry
Name: Kent Emry Title: Chief Executive Officer

FRESH START PRIVATE MANAGEMENT INC.

601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Fresh Start Private Management Inc. (the "Company") as of November 26, 2013 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Restated Bylaws.

"We," "us," "our," the “Registrant” and the "Company" refers to Fresh Start Private Management Inc., a Nevada corporation

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Fresh Start Private Management Inc., a Nevada corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to: (i) amend the articles of incorporation (the "Name Change Amendment") to change the name of the Company from "Fresh Start Private Management Inc." to "BioCorRx Inc.

On November 26, 2013, the Company obtained the approval of the Name Change Amendment by written consent of the stockholders that are the record owners of 61,574,150 shares of common stock, which represents an aggregate of approximately 52.24% of the voting power as of December 3, 2013.  The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) FSP QLD PTY LTD holding of record 4,000,000 shares of common stock (3.39%); (ii) Jorge Andrade holding of record 14,000,000 shares of common stock (11.88%); (iii) Premier Aftercare Recovery Services holding of record 10,500,000 shares of common stock (8.91%); (iv) Scott Carley holding of record 6,750,000 shares of common stock (5.73%); (v) Karl Grothe holding of record 2,030,000 shares of common stock (1.70%); (vi) Trinity RX Solutions LLC holding of record 4,672,250 shares of common stock (3.96%); (vii) Brady James Granier holding of record 4,421,900 shares of common stock (3.75%); (viii) Global Finance PTY Ltd. holding of record 11,700,000 shares of common stock(9.93%); and (ix) John Carley holding of record 3,500,000 shares of common stock (2.97%).

The Name Change Amendment cannot be effectuated until ten (10) days after the mailing of this Information Statement and after the filing of: (i) the amended Articles of Incorporation with the Nevada Secretary of State with respect to the Name Change; and (ii) the certain documentation with FINRA regarding the Name Change.

The date on which this Information Statement will be sent to stockholders will be on or about December 21, 2013 and is being furnished to all holders of the common stock of the Company on record as of November 26, 2013.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended September 30, 2013, June 30, 2013, the Annual Report on Form 10-K for fiscal year ended December 31, 2012 and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 714.462.4880. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Name Change Amendment, effect the Authorized Capital Amendment, effect the Preferred Stock Amendment and approve the Restated Bylaws. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 117,868,501 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 61,574,150 votes, which represents approximately 52.24% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Restated Bylaws described herein in a unanimous written consent, dated November 26, 2013.

PROPOSAL I
AMENDMENT OF THE ARTICLES OF INCORPORATION
TO EFFECT THE NAME CHANGE

On November 26, 2013, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the Name Change Amendment. The Amendment is reflected in the Form of Certificate of Amendment to the Articles of Incorporation to be filed with the Nevada Secretary of State.

Purpose and effect of the Name Change

In accordance with the evolution of the Company's future business operations , our Board of Directors believes that the amendment to the Articles of Incorporation to change the name from "Fresh Start Private Management Inc." to "BioCorRx Inc." is necessary in light of the prospective future business operations of the Company.  The Company has been involved in issuing license agreements to several unrelated third parties involving the establishment of alcohol rehabilitation and treatment centers and creating certain alcohol therapeutic and rehabilitation programs (the "Counseling Programs"). The Company's Counseling Programs substantially consist of a Naltrexone implant formula that is placed under the skin in the lower abdomen coupled with life counseling sessions from specialized counselors (the "Naltrexone Implant"). The Naltrexone Implant formula is owned by Trinity Rx Solutions LLC ("Trinity Rx"). The Company has an exclusive license with Trinity Rx pursuant to which Trinity Rx provides the Company with the rights to the Naltrexone Implant.

The Board of Directors, therefore, believes that the name "BioCorRx Inc." will better reflect the evolution of the Company's future business operations.

Effective Time of the Name Change Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the Name Change with the Secretary of State of Nevada. The Name Change Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Name Change Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Name Change Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’
 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 52.24% of our voting power signed a written consent in favor of the amendment to the Articles of Incorporation, we are authorized to amend the Articles of Incorporation to effect the Name Change Amendment. The Name Change Amendment will be effective upon the filing of an amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.001 per share of which 117,868,501 shares were outstanding on November 26, 2013. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Columbia Stock Transfer, 601 Seltice Way, Suite 202, Post Falls, Idaho 83854.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment, and the Restated Bylaws. The securities that are entitled to vote approval of the Name Change Amendment, the Authorized Capital Amendment, the Preferred Stock Amendment and the Restated Bylaws consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on November 26, 2013, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on November 26, 2013 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 200,000,000 shares of common stock authorized with a stated par value of $0.001, of which 117,868,501 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 52.24% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One through Four above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company
Dr. Jorge Andrade	41	Chairman of the Board of Directors
Neil Muller	54	President and a Director
Kent Emry	45	Chief Executive Officer and a Director
Brady Granier	41	Chief Operating Officer, Secretary and a Director
Lourdes Felix	45	Chief Financial Officer/Treasurer and a Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Dr. Jorge Andrade Jr., Chairman of the Board of Directors. Dr. Jorge Andrade Jr. has been the Chairman of the Board of Directors since November 22, 2010, the prior Chief Executive Officer and Secretary until September 13, 2013 and the prior Chief Accounting Officer from November 22, 2010 to October 1, 2012. He is also the founder, chief executive officer and president of West Coast Consulting Inc. since 2004. Dr. Andrade is a licensed medical interpreter and co-founder of TM Cube Medical LLC. Dr. Andrade has exceptional knowledge of starting, building and managing small businesses. He is a recognized specialist in implementing systems for small businesses day to day. Dr. Andrade is bilingual and fluent in both Spanish and English; he served on a health advisory board for the Long Beach Head Start Program. As a president of West Consulting Inc., he supervises and manages the interpreting department for Core Medical Management Inc., Pro-Legal Services Inc., and manages the day to day operations of Colgate's BSBF.

Neil Muller, President and Director. Neil Muller has been the President and a member for the Board of Directors since November 22, 2010. He has more than twenty years experience in the field of property development, commercial and residential sales and business management.  Mr. Muller graduated a bachelor degree in business management at Sydney University. For the past five years, Mr. Muller has been developing and working with Fresh Start Private Australia alcohol recovery program.

Kent Emry, Chief Executive Officer and Director. Mr. Emry has been the Chief Executive Officer and a member of the Board of Directors since September 13, 2013. During the past twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities, which may have been in violation of federal regulations with a high probability of being closed. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry's vast knowledge of operational systems and his creation and development of policies and procedures has been key to his long term success in the healthcare industry. In addition Mr. Emry has extensive experience in contract negotiations with  public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing.

Preceding Mr. Emry’s focus on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies that were applicable to the target demographic of his clients. Mr. Emry's campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses.

Mr. Emry has al realized success in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management.  Mr. Emry has the ability to quickly identify operational and structural inefficiencies and replace them with systems and policies that enhance productivity and growth resulting in a more profitable business. Management of the Company believes that Mr. Emry's experience will be of great benefit to the stabilization and growth of the Company.

Mr. Emry has a Bachelors degree in Healthcare Administration from Oregon State University.

Brady J. Granier, Chief Operating Officer and Director. Mr. Granier has been the Chief Operating Officer and a member of the Board of Directors since March 7, 2013. During the prior twelve years, Mr. Granier has been involved in sales management, media sales and business development. As of the date of this Information Statement, Mr. Granier is employed at Clear Channel Media & Entertainment (“CCME”), where he has served in several positions from Account Executive to Director of Business Development and Local Sales Manager. Mr. Granier has also served as the Healthcare Category Manager for the Los Angeles division of CCME, the largest media company in the United States. During his tenure at CCME and other media companies, Mr. Granier worked on marketing campaigns for local businesses and physicians, as well as for National brands such as Neutrogena, New Line Cinema, Paramount Pictures, Samsung, AT&T, Coke, Dr Pepper, Hansen’s, Honda, MGM, Universal Studios and more. He also managed endorsements on the radio for Ryan Seacrest. In 2006, Mr. Granier received the coveted Pinnacle Award from CCME for being the top sales executive in the Western region. While serving as Director of Business Development, Mr. Granier grew new business by 49% in his first year in that role. Mr. Granier currently acts as Local Sales Manager for 98.7 FM and KIIS FM in Los Angeles. KIIS FM is currently the highest billing local radio station in the United States.

Mr. Granier was born and raised in the heart of Cajun Country in Southeast Louisiana where he starting working at the age of eleven to help support his single mother and younger brother. After graduating with honors from high school, Mr. Granier attended college at Nicholls State University in Thibodaux, LA. Mr. Granier earned his Bachelor of Science Degree in Nursing in 1995 and was a member of Sigma Theta Tau Honor Society and Phi Kappa Theta. During his nursing career, Mr. Granier specialized in the critical care areas of ER/ICU/CCU and CICU. He also moonlighted as a home health nurse, critical care air transport nurse, and TV studio set medic. In 1996, Mr. Granier moved to California as a travel nurse and spent most of his remaining years in healthcare as the charge nurse in the emergency room at White Memorial Hospital in downtown Los Angeles. Mr. Granier continues to reside in the Los Angeles area with his family. Mr. Granier has also been a volunteer with Big Brothers of America.

Lourdes Felix, Chief Financial Officer and Director. Ms. Felix has been the Chief Financial Officer/Treasurer of the Company since October 1, 2012 and a member of the Board of Directors since March 7, 2013.  Ms. Felix has been instrumental in assisting in capital procurement and implementing an audit committee. Ms. Felix is a corporate finance executive offering over fifteen years of combined experience in public accounting and in the private sector in building, leading, and advising corporations through complex restructurings.  She is thoroughly experienced in guiding troubled companies to greater efficiency and profitability. Ms. Felix has acquired expertise in securities laws and knowledge of SOX requirements. She has worked with private and public SEC reporting companies.  Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices.  Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies.  She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls.

Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Employment Agreements

As of the date of this Information Statement, we have employment agreements with certain of our executive officers and directors as follows:

•
One year Executive Service Agreement dated February 25, 2013 (the “Felix Executive Service Agreement”) between the Company and its Chief Financial Officer, Lourdes Felix ("Felix"), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Felix will provide certain executive services to the Company commensurate with her executive position as the Chief Financial Officer of the Company; (ii) the Company shall pay to Felix an annual salary of $150,000 and grant 2,000,000 Stock Options; and (iii) Felix shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board of Directors effective February 15, 2013 (the "Bonus Plan"), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated. Effective October 16, 2013 the annual salary for Felix was reduced to $75,000.

•
One year Executive Service Agreement dated February 25, 2013 (the “Muller Executive Service Agreement”) between the Company and its President, Neil Muller ("Muller"), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Muller will provide certain executive services to the Company commensurate with his executive position as the President of the Company; (ii) the Company shall pay to Muller an annual salary of $200,000 and grant 4,000,000 Stock Options; and (iii) Muller shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board of Directors effective February 15, 2013 (the "Bonus Plan"), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated. Effective October 16, 2013. Effective October 16, 2013 the annual salary for Muller was reduced to $75,000.

•
One year Executive Service Agreement dated October 16, 2013 (the “Granier Executive Service Agreement”) between the Company and its Chief Operating Officer, Brady Granier ("Granier"), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Granier will provide certain executive services to the Company commensurate with his executive position as the Chief Operating Officer of the Company; (ii) the Company shall pay to Granier an annual salary of $75,000 and grant 3,000,000 Stock Options; and (iii) Granier shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board of Directors effective February 15, 2013 (the "Bonus Plan"), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors.  As we do not have any of the following board committees, the board as a whole carries out the functions of, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
2.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

3.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

4.
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

5.
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

6.
Other: On February 29, 2012 one member of the Board of Directors, Jorge Andrade Jr. filed for bankruptcy protection in the United States Bankruptcy Court for the Central Distract of California under Chapter 7 of the United States Bankruptcy Code, as amended, case no. 8:12-bk-12653-TA (“Chapter 7 Bankruptcy”). Under the Chapter 7 Bankruptcy, Dr. Andrade was seeking discharge of most of his debts. On June 18, 2012, the U.S. Bankruptcy court issued Discharge of Debtor Order declaring that Dr. Andrade was granted a discharge under Section 727 of Title 11 of the U.S. Bankruptcy Code.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2012.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the Company's Chief Executive Officer and those executive officers that earned in excess of $100,000 during fiscal years ended December 31, 2012 and 2011 (collectively, the “Named Executive Officers”):

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation ($)	All other compensation ($)	Total ($)
Neil Muller, President since November 22, 2010; Treasurer of Fresh Start Private since July 9, 2009	2012 2011	0 0	0 0	47,817 0	0 0	0 0	0 0	77,794 0	125,611 0
Dr. Jorge Andrade, prior CEO, Treasurer, Principal Executive Officer, Secretary since November 22, 2010 CEO, CEO, President and Secretary of Fresh Start Private since July 9, 2009	2012 2011	0 0	0 0	47,817 0	0 0	0 0	0 0	52,500 0	100,317 0

There has been no cash payment paid to the named executive officers for services rendered in all capacities to us for the period ended December 31, 2012.

(1)	On November 29, 2012, the Company granted 4,000,000 options to purchase the Company’s common stock at $0.015 per share, vesting immediately for five years to Mr. Muller and Mr. Andrade

Option/SAR Grants in Fiscal Year Ended December 31, 2012

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Jorge Andrade	4,000,000	-0-	-0-	$0.015	11/28/2017	n/a	n/a	n/a	n/a
Neil Muller	4,000,000	-0-	-0-	$0.015	11/28/2017	n/a	n/a	n/a	n/a
Lourdes Felix	1,000,000	-0-	-0-	$0.015	11/28/2017	n/a	n/a	n/a	n/a

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2012 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2012 under any long-term incentive plan.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
 AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of November 26, 2013 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 26, 2013, there were 117,868,501 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Directors and Officers:
Global Terranautical Investment Inc. (Dr. Jorge Andrade Jr.)	14,000,000 (2)	11.88%
Premier Aftercare Recovery Service (Neil Muller)	10,500,000 (3)	8.91%
Kent Emry	6,950,000 (5)	5.90%
Brady Granier	4,421,000	3.75%
Lourdes Felix	1,000,000 (4)	*
All executive officers and directors as a group (5 persons)	36,871,000	31.28%
5% or Greater Beneficial Owners:

Scott Carley	6,750,000	5.73%
Global Finance PTY Ltd.	11,700,000	9.93%

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Information Statement. As of the date of this Information Statement, there are 117,868,501 shares issued and outstanding.

(2)
This figure consists of: (i) 10,000,000 shares of common stock held of record by Global Terranautical Investment, which is a privately held company of which Mr. Andrade is the sole officer and director and has sole dispositive power; and (ii) 4,000,000 Stock Options which are exercisable by Mr. Andrade to purchase 4,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on November 28, 2017.

(3)
This figure consists of: (i) 6,500,000 shares of common stock held of record by Premier Aftercare Recovery Service, which is a privately held company of which Mr. Mueller is the sole officer and director and has sole dispositive power; and (ii) 4,000,000 Stock Options which are exercisable by Mr. Muller to purchase 4,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on November 28, 2017.

(4)	This figure consists of 1,000,000 Stock Options to purchase 1,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on November 28, 2017.

(5)
This figure consists of: (i) 950,000 shares of common stock; and (ii) 6,000,000 Stock Options to purchase 6,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on September 13, 2018.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly periods ended September 30, 2013, June 30, 2013 and March 31, 2013, our Annual Report on Form 10-K for fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2012, June 30, 2012 and March 31, 2012. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

FRESH START PRIVATE MANAGEMENT INC.
601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: December 10, 2013

By	Order of the Board of Directors
/s/ Kent Emry
Chief Executive Officer and Director